EXHIBIT 10.6

ASSIGNMENT OF MEMBERSHIP INTEREST GGCIRCUIT, LLC

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (“Assignment”) dated June 1, 2021, is by and among Esports Entertainment Group, Inc., a Nevada corporation with a registered address at 112 North Curry Street, Carson City, Nevada 89703-4934 (the “Assignee”) and each of the individuals listed on the signature page comprising all the members of ggCircuit, LLC (collectively, the “Assignors” and each an “Assignor”).

WHEREAS, the Assignors represent all of the members of ggCircuit, LLC, an Indiana limited liability company (the “Company”), collectively owning one hundred percent (100%) of the outstanding membership interests of the Company (the “Assignor’s Interest”); and

WHEREAS, the Company and its Class A unitholders and the Assignee entered into that certain Equity Purchase Agreement between EEG and Company dated January 22, 2021 as amended on May 21, 2021 (the “Equity Agreement”), pursuant to which the Assignee agreed to purchase the Assignor’s Interest in the Company; and

WHEREAS, the Assignors, effective as of as of the date hereof (the “Effective Date”), wish to assign and transfer, and Assignee wishes to accept, all of the Assignors’ Interest, representing one hundred percent (100%) of the outstanding membership interests of the Company (the “Assigned Interest”) in consideration for the Purchase Price (as defined in the Equity Agreement);

NOW THEREFORE, Assignor and Assignee, intending to be legally bound hereby, represent, warrant, and agree as follows:

1. Ownership of Assignors’ Interest. Assignors each hereby represent that he or it is the owner, beneficially and of record, of all the Assigned Interests, free and clear of any claim, lien, option, charge, restriction or encumbrance of any nature whatsoever (collectively, “Encumbrances”). Assignors each have full requisite power and authority to sell, convey, transfer, assign, and deliver the Assignor’s Interest to Assignee according to the terms and the provisions of this Assignment and the Equity Agreement so as to vest in Assignor, and upon executing this Assignment, Assignors shall vest in the Assignee, good and marketable title to the Assigned Interests free and clear of any and all Encumbrances.

2. Assignment of Interest. The Assignors, as of the Effective Date, hereby assign and transfer the Assigned Interest to the Assignee so that Assignee receives one hundred percent (100%) of the outstanding membership interests of the Company, and the Assignee hereby accepts the above-described assignment.

3. Resignation. In addition, effective the date hereof, each Assignor withdraws and resigns as a member of the Company.

4. Binding Effect. This Assignment is binding upon and inures to the benefit of the parties hereto and their successors, heirs, legal representatives and permitted assigns, and is governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered as of the date first set forth above.

ASSIGNEE:

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	Chief Executive Officer

ASSIGNORS:

ggCircuit Holdings, LLC

By:	/s/ Murphy van der Velde	/s/ Jason McIntosh
	Murphy van der Velde, Manager	Jason McIntosh

	/s/ Zack Johnson	/s/ Andy Finlay
	Zack Johnson	Andy Finlay

	/s/ Chris Magee	/s/ Ross McClintock
	Chris Magee	Ross McClintock

	/s/ Mark Nielsen	/s/ Michael Winger
	Mark Nielsen	Michael Winger

/s/ Brian Wyrick
Brian Wyrick

/s/ Dustin Dudley
Dustin Dudley

/s/ Mark Repollet
Mark Repollet

/s/ William Patterson
William Patterson

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